UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2012, the Boards of Directors of Berkshire Bank (the “Bank”) and Berkshire Hills Bancorp, Inc. (the “Company”) appointed Geno Auriemma as a director of the Bank and the Company. Mr. Auriemma to date has not been appointed to any committees of the Boards of the Bank or the Company. Mr. Auriemma’s term of office will expire at the 2015 annual meeting of stockholders. A news release announcing the appointment of Mr. Auriemma to the Boards of Directors is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Mr. Auriemma’s compensation as a Board member will be in accordance with guidelines set forth in the Company’s proxy statement dated March 30, 2012, including board meeting fees. In addition, the Company intends to retain Mr. Auriemma as a marketing spokesman for the Bank. Mr. Auriemma will be paid $120,000 annually in cash and Berkshire Hills stock over a period of four years in exchange for a variety of exclusive marketing appearances and arrangements during that four year period.

Mr. Auriemma has two outstanding loans and one commercial line of credit with the Bank, all of which were acquired by the Bank as a result of its recently closed acquisition of The Connecticut Bank & Trust Company (“CBT”). These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to CBT, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2012, the Board of Directors of the Company amended Section 1 of Article II of the Bylaws of the Company to increase the size of the Board from twelve to thirteen directors.

The amended section reads:

“The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, but shall not exceed thirteen (13). The Board of Directors shall annually elect a non-executive Chairman of the Board from among its members who shall, when present, preside at its meetings.”

A copy of the Company’s Amended Bylaws is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended Bylaws of Berkshire Hills Bancorp, Inc.
99.1	Press release dated May 16, 2012 issued in conjunction with the appointment of Geno Auriemma to the Boards of Directors of the Bank and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.

Date: May 16, 2012	By:	/s/ Kevin P. Riley
Kevin P. Riley Executive Vice President and Chief Financial Officer